CONSENT OF WILLIAM E. ROSCOE

The undersigned hereby consents to:

(i) the incorporation by reference into the Registration Statement on Form S-3 of Energy Fuels Inc. being filed with the United States Securities and Exchange Commission, and any amendments thereto (the “S-3”), of the written disclosure regarding the “Technical Report on the Henry Mountains Complex Uranium Property, Utah, U.S.A.” dated June 27, 2012; and

(ii) the use of my name in the S-3.

/s/ William E. Roscoe
William E. Roscoe, Ph.D., P.Eng.

Date: February 26, 2021